UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.
Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2024, pursuant to its authority under the Amended and Restated 2018 Omnibus Incentive (the “2018 Plan”), the Human Capital Committee of the Board of Directors of ICF International, Inc. approved a new definition of “Retirement” in respect of awards under the 2018 Plan and approved new forms of award agreement incorporating the revised definition.

The new forms of award agreement, which will be used in connection with awards made under the 2018 Plan on and after March 7, 2024, are attached hereto as Exhibits 10.1, 10.2 and 10.3, are incorporated herein by reference, and references to the revised forms are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Restricted Stock Unit Award Agreement

10.2	Performance Share Award Agreement

10.3	CEO Restricted Stock Unit Award Agreement (CEO Template)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 13, 2024	By:	/s/ Barry Broadus
Barry Broadus
Senior Vice President & Chief Financial Officer